EMPLOYMENT AGREEMENT EXTENSION

WHEREAS, SmartMetric, Inc. and Colin Hendrick have entered into an Employment Agreement dated June 30, 2004; and

WHEREAS, such Employment Agreement expires June 30, 2005;

NOW, THEREFORE, the parties have agreed as follows:

1.	The Employment Agreement dated June 30, 2004 by and between SmartMetric, Inc. and Colin Hendrick shall be extended for an additional year, to expire June 30, 2006;

2.	The remaining terms of such Employment Agreement shall remain in full force and effect.

Dated this 24th day of June 2005.

SMARTMETRIC, INC.

By: /s/ Colin Hendrick	/s/ Colin Hendrick
Colin Hendrick	Colin Hendrick